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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)           March 21, 1997
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                      Byron Preiss Multimedia Company, Inc.
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            (Exact name of registrant as specified in its charter)



New York                           1-13084                       13-3676574
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State or other                    (Commission                 (I.R.S. Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)



      24 West 25th Street, New York, New York                   10010
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     (Address of principal executive offices)                 (Zip code)


Registrant's telephone number, including area code           (212) 989-6252
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)



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ITEM 2      ACQUISITION OR DISPOSITION OF ASSETS


            On March 21, 1997, Byron Preiss Multimedia Company, Inc. (the "Company"), acquired all of the issued and outstanding capital stock of Dolphin, Inc., a New Jersey corporation ("Dolphin"), pursuant to the terms of a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated as of March 21, 1997 between the Company and Andrew K. Gardner (the "Seller"). Pursuant to the terms of the Stock Purchase Agreement, the Company acquired from the Seller all of the issued and outstanding capital stock of Dolphin (the "Dolphin Shares"), in exchange for the following consideration (collectively, the "Consideration"):
(a) Five Hundred Eighty Thousand Dollars ($580,000.00) in cash, consisting of Five Hundred Thousand Dollars ($500,000.00) payable by wire transfer and Eighty Thousand Dollars ($80,000.00) deposited into an interest bearing escrow pursuant to the terms of the Escrow Agreement (as defined below); (b) a Convertible Note (the "Convertible Note") in the principal amount of One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00), which Convertible Note is secured by a pledge of, among other things, the Dolphin Shares pursuant to the terms of the Pledge Agreement (as defined below); and (c) 395,947 shares (the "Purchaser Shares") of unregistered common stock, par value $.001 per share ("Common Stock"). The value of the Purchaser Shares shall be determined by agreement of the parties or pursuant to an independent evaluation company.

            The Convertible Note bears interest at a rate of 7% per annum from and after March 21, 1997 and is due on March 1, 2001 (the "Maturity Date"). The outstanding principal balance of the Convertible Note on December 31, 1997, together with interest accruing thereon, shall be repaid in 39 equal monthly installments of $53,087.35 commencing January 2, 1998 and continuing on the first business day of each succeeding month. The principal amount of the Convertible Note, at the holder's option, may be converted into the number of duly authorized, validly issued, fully-paid and non assessable shares of Common Stock (the "Conversion Shares") equal to the then unpaid principal amount of the Convertible Note being converted, divided by $5.75, as may be adjusted from time to time in accordance with the terms of the Convertible Note. The Convertible Note may be prepaid at the Company's option.

            Pursuant to the terms of the Convertible Note, the entire unpaid principal amount of the Convertible Note, together with accrued interest and charges thereon shall be due and payable upon the occurrence of an "Event of Default" under the Convertible Note. An "Event of Default" under the Convertible
Note includes, such things as, (a) the Company's failure to make any payment due thereunder within 10 days after the due date therefor and failure to make such payment for an additional 30 days after written notice of such non-payment; (b) the Company's breach of any material obligation under Section 5 of the Convertible Note, relating to conversion of the Convertible Note, if such breach has not been cured within 60 days; (c) a "Default" (as described below) under the Pledge Agreement giving due recognition of any notice and cure provisions thereof. The Convertible Note also provides that the Maturity Date may be accelerated in the event that (i) the Seller terminates his employment under the Employment Agreement (as defined below) for "Good Reason"





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in certain  circumstances or (ii) Dolphin terminated  Seller's  employment under the Employment Agreement without "cause". The indebtedness evidenced by the Convertible Note is secured by the Stock Pledge Agreement, dated as of March 21, 1997 between the Company and the Seller (the "Pledge Agreement").

            Pursuant to the terms of the Pledge Agreement, the Company, among other things, granted to the Seller a continuing lien and security interest in and to the Dolphin Shares and the proceeds thereof. The Company also agreed, among other things, (i) to maintain working capital and stockholder's equity levels, as provided therein, (ii) not to liquidate, dissolve, merge or consolidate Dolphin or sell substantially all of its assets,
(iii) not to borrow money from any person other than the Company or loan money to any person other than the Company and (iv) not to sell, lease, assign or grant a lien on the Dolphin Shares. In addition, the Pledge Agreement generally provides that a "Default" shall occur upon the occurence of certain events described in the Pledge Agreement, such as: (i) any "Event of Default" under the Convertible Note; (ii) failure to perform, observe or comply with a material provision of the Pledge Agreement and cure such breach after written notice thereof; (iii) a breach of a representation or warranty contained in the Pledge Agreement or a breach of certain representations or warranties contained in the Stock Purchase Agreement or any officer certificate relating thereto; (iv) liquidation, dissolution of  termination  of Dolphin;  (v) the default of the Company on any indebtedness  for borrowed money in excess of Two Hundred  Fifty  Thousand
Dollars   ($250,000.00),   which  default  causes  the acceleration prior to
scheduled  maturity of such indebtedness;  (vi) bankruptcy of the Company, or
(vii) the Company's dissolution or inability to pay debts or appointment of a trustee of the Company. Upon and after the occurrence of a Default, the Seller may, among other rights and remedies, exercise his right to sell the Collateral, or any part thereof in accordance with and subject to the provisions described in the Pledge Agreement.

            Pursuant to a Registration Rights Agreement (the "Registration Rights Agreement"), dated as of March 21, 1997, the Company granted Seller certain demand registration rights pertaining to the Conversion Shares held by the Seller and incidental "piggyback" registration rights pertaining to the Purchaser Shares. In connection therewith, the Seller was granted two (2) demand registration rights any time after a conversion of the Convertible Note. With respect to the incidental "piggy-back" registration rights granted to the Seller by the Company, if the registration involves an underwritten offering and a managing underwriter advises the Company in writing that in its opinion, the number of securities requested to be included in such registration exceeds the number of securities which would have an adverse effect on such offering, the Company will include in such registration, the securities proposed to be registered by the Seller in accordance with the priority provisions described in
Section 2(b) thereto.


            In connection with the transactions contemplated by the Stock Purchase Agreement, Mr. Gardner and Dolphin entered into an Employment Agreement, dated March 21, 1997 (the "Employment Agreement"). The Employment Agreement commenced on March 21, 1997 and shall terminate on March 21, 2001, subject to the possibility of earlier termination pursuant to the


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provisions  of  paragraph  9 thereof.  Pursuant  to the terms of the  Employment
Agreement, Mr. Gardner shall be employed as the President and Chief Executive Officer of Dolphin. The Employment Agreement provides, among other things, that Gardner shall receive a "base salary" of not less than One Hundred Fifty Thousand Dollars ($150,000.00) per year and shall also be entitled to receive incentive compensation in an amount up to Fifty Thousand Dollars ($50,000.00), which amount of incentive compensation shall be predicated upon the Dolphin generating positive net income before income taxes. Mr. Gardner is also entitled to participate in and benefit from certain benefits of the Company and/or Dolphin, as the case may be.

            In addition, pursuant to the Stock Purchase Agreement, the Company was required to deposit into escrow under the terms of an Escrow Agreement (the "Escrow Agreement") dated as of March 21, 1997, between the Company, the Seller and Commerce Bank, N.A., an additional 4,053 shares of unregistered shares of Common Stock and $20,000 in cash, which shares and cash shall be released from escrow pursuant to the terms of the Escrow Agreement.

            The amount of the Consideration paid by the Company to the Seller was determined through arms-length negotiation of the parties. Dolphin's principal assets, generally, include (i) approximately 170 educational, tutorial and training software products developed since 1984; (ii) contract rights relating to the development by Dolphin of educational, tutorial and training software products; and (iii) miscellaneous equipment including computers and furniture. The Company intends to use Dolphin's assets in substantially the same manner as previously used. Dolphin is a provider of educational, tutorial and training software products. The Company anticipates that Dolphin's business will complement its existing business by, among other things, enhancing the Company's capabilities to produce content for educational and corporate clients and providing the Company with access to testing, tutorial and training businesses for schools and corporations.

            The foregoing description of the Stock Purchase Agreement, the Convertible Note, the Stock Pledge Agreement, the Employment Agreement and the Registration Rights Agreement and the transactions contemplated thereby are not intended to be complete and are qualified in their entirety by the complete text of such agreements, copies of which are attached to this Form 8-K as exhibits
10.1 through 10.5, respectively.







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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA

      FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial Statements and Pro Forma Financial Information.

            It is impracticable at this time for the Company to provide the financial statements that may be required to be included herein. The Company hereby undertakes to file such required financial statements as soon as practicable, but in no event later than sixty (60) days following the date on which this report on Form 8-K is required to be filed.

      (c)   Exhibits.

            The following Exhibits are hereby filed as part of this Current Report on Form 8-K.

EXHIBIT     DESCRIPTION

10.1 Stock Purchase Agreement, dated as of March 21, 1997, between Byron Preiss Multimedia Company, Inc. (the "Company") and Andrew K. Gardner (the "Seller").

10.2 Convertible Note, dated March 21, 1997, in the principal amount of $1,750,000 from the Company to the Seller.

10.3 Stock Pledge Agreement, dated as of March 21, 1997, between the Company and the Seller.

10.4 Employment Agreement dated as of March 21, 1997 between Dolphin, Inc. and the Seller.

10.5 Registration Rights Agreement, dated as of March 21, 1997, between the Company and the Seller.



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Signatures.

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              BYRON PREISS MULTIMEDIA COMPANY, INC.



                              By: /s/ James R. Dellomo
                                  ____________________________________________
                                   Name:       James R. Dellomo
                                   Title:      Chief Financial Officer


Date:   March 27, 1997





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